UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11220 Elm Lane, Suite 203

Charlotte, North Carolina 28277

(Address of principal executive offices) (zip code)

(704) 366-5122

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, at a special meeting of stockholders (the “Special Meeting”) of Chanticleer Holdings, Inc. (the “Company”), the Company’s stockholders approved the Chanticleer Holdings, Inc. 2014 Stock Incentive Plan (the “2014 Plan”).  The 2014 Plan, under which awards can be granted until February 3, 2024 or the 2014 Plan’s earlier termination, provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance shares and performance units, phantom stock awards and other stock-based awards to selected employees, directors and independent contractors of the Company and its affiliates.

The maximum number of shares issuable under the 2014 Plan is 4,000,000 shares, and no more than 4,000,000 shares may be issued under the 2014 Plan pursuant to the grant of incentive stock options.  In addition, under the 2014 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 500,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 500,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). The share and award limitations are subject to adjustment for anti-dilution purposes as provided in the 2014 Plan.

The foregoing summary description of the 2014 Plan is qualified in its entirety by reference to the actual terms of the 2014 Plan, which is incorporated herein by reference as Exhibit 10.1. For additional information regarding the 2014 Plan, please refer to “Proposal 1 – Approval of the Chanticleer Holdings, Inc. 2014 Stock Incentive Plan” on pages 7-15 of the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2014, which is incorporated herein by reference as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on January 31, 2014, the Company received proxies totaling approximately 54% of its issued and outstanding shares of common stock, representing 2,902,819 shares of common stock, as of the record date. At the Special Meeting, the stockholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the SEC on January 21, 2014, and the results of the voting are presented below.

Proposal 1 - Approval of the Chanticleer Holdings, Inc. 2014 Stock Incentive Plan

The Company’s stockholders approved the Chanticleer Holdings, Inc. 2014 Stock Incentive Plan, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
2,673,543	229,276	0	0

Proposal 2 - Approval of an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock

The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 20,000,000 shares to 45,000,000 shares, based on the following final voting results:

For	Against	Abstain
2,713,906	188,913	0

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation

10.1*	Chanticleer Holdings, Inc. 2014 Stock Incentive Plan

10.2	Definitive Proxy Statement, filed on Schedule 14A with the Securities and Exchange Commission on January 21, 2014 and incorporated herein by reference

* Executive compensation plan or agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANTICLEER HOLDINGS, INC.

Date: February 4, 2014	By:	/s/ Michael D. Pruitt
		Name:	Michael D. Pruitt
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation

10.1*	Chanticleer Holdings, Inc. 2014 Stock Incentive Plan

10.2	Definitive Proxy Statement, filed on Schedule 14A with the Securities and Exchange Commission on January 21, 2014 and incorporated herein by reference

 * Executive compensation plan or agreement